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                          Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-83050 and 33-97136) of CoCensys, Inc. and in the related Prospectuses; and in the Registration Statements (Forms S-8 Nos. 33-97260, 33-97528, 333-07855, 333-21761 and 333-31013) of CoCensys, Inc., of our
report dated February 6, 1998, with respect to the financial statements of CoCensys, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                       ERNST & YOUNG LLP


Orange County, California
March 20, 1998